UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

United Continental Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT INFORMATION BELOW REGARDING

THE UNITED CONTINENTAL HOLDINGS, INC. 2014

ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

United Continental Holdings, Inc. 2014 Annual Meeting of Stockholders to be Held on June 11, 2014

As permitted by the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2014 Annual Meeting of Stockholders are available on the internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and your admission ticket for the Annual Meeting are on the reverse side.

This communication presents only an overview of the more complete proxy materials that are available to you on the internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2013 Annual Report are available at:

www.envisionreports.com/ual

Follow the instructions below to view the materials and vote online or request a paper copy. Your admission ticket for the Annual Meeting and information regarding the items to be voted on are on the reverse side.

Easy Online Access — A Convenient Way to View Proxy Materials and Vote by Internet

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/ual to view the proxy materials.

Step 2: After you have viewed the materials, click on Cast Your Vote or Request Printed Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you wish to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2014 to facilitate timely delivery

Admission Ticket

2014 Annual Meeting of Stockholders of United Continental Holdings, Inc.

Wednesday, June 11, 2014

9:00 a.m., Central Time

Willis Tower

233 S. Wacker Dr.

Chicago, IL 60606

Doors will open for registration and admittance at 8:30 a.m., Central Time. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all the nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1.              Election of Directors: Carolyn Corvi, Jane C. Garvey, Walter Isaacson, Henry L. Meyer III, Oscar Munoz, William R. Nuti, Laurence E. Simmons, Jeffery A. Smisek, David J. Vitale, John H. Walker and Charles A. Yamarone

2.              Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

3.              Advisory Resolution Approving the Compensation of the Company’s Named Executive Officers

4.              Approval of the Amendment and Restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan

PLEASE NOTE: THIS IS NOT A PROXY. To vote your shares, you must access the proxy materials online at http://www.envisionreports.com/ual. Participants holding shares in the United Airlines 401(k) plans can also view the Notice to Plan Participants at this website. Once you have accessed the proxy materials, you can vote your shares or direct the trustee as to shares held in the United Airlines 401(k) plans via the internet or telephone. You can also request to receive a set of proxy materials and a proxy card in the mail. In addition, registered stockholders can vote in person at the Annual Meeting by presenting this ticket. Participants in the United Airlines 401(k) plans are not eligible to vote in person at the Annual Meeting.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the internet, telephone or email options below.

Email copies: Current and future email delivery requests must be submitted via the internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

•                  Internet - Go to www.envisionreports.com/ual. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for paper or email delivery of future meeting materials.

•                  Telephone - Call Computershare free of charge at 1-866-641-4276 using a touch tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

•                  Email - Send an email to investorvote@computershare.com with “Proxy Materials United Continental Holdings, Inc.” in the subject line.  Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 30, 2014. For directions to the Annual Meeting, please contact United’s corporate office at (872) 825-4000.